EX-99.23.i


THOMPSON  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.
         HINE
                                                              November 17, 2003


AmeriPrime Funds
431 North Pennsylvania Street
Indianapolis, IN  46204

      Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 76 to the AmeriPrime Funds' Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 81 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                              Very truly yours,

                                                                /s/

                                                              Thompson Hine LLP